Index of Financial Statements and Exhibits to be Filed in EDGAR
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          Exhibit
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          1-1  Consolidated  Balance Sheet and Income  Statement of  FirstEnergy
               Ventures Corp.

          1-2 Consolidated Balance Sheet and Income Statement of FirstEnergy Facilities Services Group, LLC.

          A    Certificate of FirstEnergy Corp.